Exhibit 99.1

FOR IMMEDIATE RELEASE

BSQUARE Announces Results for First Quarter 2011

Company Reports 53% Year-Over-Year Top-Line and 145% EBITDAS Improvement

BELLEVUE, Wash., May 5, 2011 – BSQUARE Corporation (Nasdaq: BSQR) today announced financial results for the first quarter ended March 31, 2011. Total revenue for the quarter was $26.0 million, up 53% year-over-year. Net income for the quarter was $184,000 or $0.02 per diluted share, up 105% year-over-year. EBITDAS for the quarter was $1.1 million, or $0.10 per diluted share, up 145% year-over-year. The prior year results were negatively affected by overruns on a project with the Ford Motor Company. The prior year was also negatively affected by a loss contract accrual on the Ford project and an auction rate security write-down in the combined amount of $900,000, or $0.09 per diluted share. Details on the Company’s financial results are as follows (in 000’s except per share amounts):

	Three Months Ended
	3/31/11	3/31/10	Inc/(Dec)
Revenue:
Third-party Software	$17,330	$11,034	57%
Engineering Services	7,259	4,933	47%
Proprietary Software	1,419	978	45%

Total Revenue	26,008	16,945	53%

Total Gross Profit	5,250	1,182	344%
Gross Margins:
Third-party Software	13%	14%	-7%
Engineering Services	24%	-24%	200%
Proprietary Software	82%	85%	-4%

Total Gross Margin	20%	7%	186%

Total Operating Expenses	4,845	4,043	20%

Net Income (Loss)	$184	$(3,440)	105%

Per Share-Diluted	$0.02	$(0.34)	106%

EBITDAS	$1,119	$(2,464)	145%

Per Share-Diluted	$0.10	$(0.24)	142%

Cash and Investments EoQ	$21,406	$15,820	35%

Notes:

Cash and Investments EoQ includes both short and long-term amounts (long-term at 3/31/11 = $1.0 million).

EBITDAS = Earnings before interest, taxes, depreciation, amortization and stock compensation expense and is a non-GAAP measurement (reconciliation provided after financial statement tables).

CEO Commentary on Business and Financial Results

Brian Crowley, chief executive officer of BSQUARE, commented on the current quarter results and business activity, “Overall, this was a solid quarter. We generated EBITDAS of $0.10 per share and made progress on a number of important business initiatives. The EBITDAS performance is in line with our previously communicated baseline run rate expectation when factoring in the planned investments we discussed last quarter. These investments include an expansion into Europe as a result of our recent agreement with Microsoft to begin selling Microsoft Embedded Products in Europe, additions to our Asia sales team, growth of our Handset Certification Platform support team in China in support of our first HCP customer and a marketing investment to refresh our brand and customer communications.”

Commentary on Quarterly Financial Results

•

Growth in third-party software sales (up 57% year-over-year) was driven by a 32% increase in Microsoft General Embedded licensing sales primarily attributable to higher purchasing volumes from the Company’s larger customers, coupled with a 256% increase in Microsoft Windows Mobile licensing sales driven by an increase in customer count and average purchasing volumes. One general embedded licensing customer’s purchasing volume was up significantly this quarter and represented 8% of total revenue.

•

Engineering service revenue growth (up 47% year-over-year) was driven by growth in both North America and Asia. The North American growth benefited from one significant customer that generated $1.4 million in service revenue this quarter compared to none in the prior year. Ford-related service revenue of $2.3 million this quarter was flat year-over-year.

•	Proprietary software revenue grew 45% year-over-year due primarily to increased product support revenue. Texas Instruments OMAP and Qualcomm Snapdragon revenue also contributed to the growth.

•

Service margin increased 200% (48 percentage points) primarily because the year-ago quarter’s service revenue, and resulting margin, suffered significantly from overruns on the project with Ford. The project on which the overruns were incurred was completed in the third quarter of 2010 and the Company continues to work with Ford under a different arrangement. Further, the year-ago service margin was negatively affected by a loss contract accrual.

•

Opex increased 20% year-over-year due primarily to higher stock compensation expense, higher marketing program costs associated with the Company’s rebranding initiative, higher fringe benefits expense and increased facilities costs resulting from lower allocation to service cost of revenue.

•

Quarter-end cash and investments of $21.4 million, including long-term amounts, were up $5.6 million year-over-year but down $1.7 million compared to December 31, 2010. The primary driver of the decline from December was a back loading of sales in the quarter which caused accounts receivable to increase by $1.7 million and DSO to increase to 55 days compared to 47 in Q4.

Outlook

The Company currently has the following expectations for Q2 compared to the current quarter:

•

Total revenue is expected to be in the range of $25 million to $27 million. Third-party software revenue is expected to decline driven by lower purchasing volume from the general embedded licensing customer that contributed significantly to this quarter’s sales. Service revenue and proprietary software revenue are expected to increase. The Company expects to recognize its first Handset Certification Platform revenue in Q2.

•	Total gross margin is expected to improve based on the shift in revenue mix toward the higher margin revenue components.

•	Profitability and EBITDAS are expected to improve.

•	Cash and investments are projected to increase by approximately $2.5 million.

Conference Call

Management will host a conference call today, May 5, 2011, at 5 p.m. Eastern Time (2 p.m. Pacific Time). To access the call, dial 877-941-4774, or 480-629-9760 for international callers, and reference “BSQUARE Corporation First Quarter 2011 Earnings Conference Call.” A replay will be available for one week following the call by dialing 877-870-5176 or 858-384-5517 for international callers; reference pin number 4433878. A live and replay webcast of the call will be available at www.bsquare.com in the investor relations section.

About BSQUARE

BSQUARE is an industry leader with a proven track record in providing production-ready software products and engineering services that enable embedded solutions and smart devices. For more information, visit www.bsquare.com.

BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

This release and the content of the above referenced conference call, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to: our projected financial results; revenue, profit, cash and investment forecasts; future and potential sales or projects; our expectations related to initiatives with Texas Instruments and Qualcomm and our plans for general expansion of our proprietary products; expectations for our Handset Certification Platform and other TestQuest products; expanding our sales channel in Europe and Asia and adding additional engineering services in Taiwan and China; growth in our Application and User Interface development practices and work on Android, Windows 7, and other platforms; expectations with regard to expanding territories for our third-party license sales and adding additional third-party products to our offerings; and, our expectations with regard to future sales and opportunities of Microsoft and other third-party products. All of the statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from such statements. There can be no assurances that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include: whether we are able to maintain our existing favorable relationships with Microsoft Corporation and other strategic partners and customers; whether our customers choose to use products from Microsoft, Texas Instruments, Qualcomm, Adobe and other manufacturers or suppliers that we sell or have partnered with; risks, uncertainties and changes in our or our customers’ financial condition; our ability to execute our product strategies for the Handset Certification Platform, other TestQuest products, and our overall proprietary products strategy; our sales executives’ ability to execute our initiatives; changes in our approach to pricing and selling services engagements; our initiatives related to the Application and User Interface development and Android operating system and mobile device markets; intellectual property risks; risks associated with our investment in and rapid expansion of our international operations; and, risks associated with our ability to expand our systems and overall capacities as required to sustain the growth in our business. Therefore, all forward-looking statements should be considered in light of various important factors including, but not limited to the risks and uncertainties listed above. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to our most recent Annual Report on Form 10-K and other filings with the SEC for other important risk factors that could cause actual results to differ materially from those indicated in any forward-looking statements.

Company Contact:	Investor Contact:
Scott Mahan, CFO	Brett Maas
BSQUARE Corporation	Hayden IR
425.519.5900	646.536.7331
investorrelations@bsquare.com	brett@haydenir.com

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BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,304	$10,814
Short-term investments	12,105	11,329
Accounts receivable, net of allowance for doubtful accounts of $251 at March 31, 2011 and $290 at December 31, 2010	15,792	14,128
Deferred tax assets	127	145
Prepaid expenses and other current assets	688	403

Total current assets	37,016	36,819
Long-term investment	122	122
Equipment, furniture and leasehold improvements, net	643	653
Intangible assets, net	965	1,049
Restricted cash	875	875
Deferred tax assets	2,392	2,495
Other non-current assets	93	83

Total assets	$42,106	$42,096

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Third-party software fees payable	$11,148	$11,132
Accounts payable	541	261
Accrued compensation	1,636	2,497
Other accrued expenses	1,436	1,467
Deferred revenue	1,333	1,417

Total current liabilities	16,094	16,774
Deferred rent	223	240
Shareholders’ equity:
Preferred stock, no par value: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value: 37,500,000 shares authorized; 10,523,623 shares issued and outstanding at March 31, 2011 and 10,415,541 shares issued and outstanding at December 31, 2010	125,282	124,716
Accumulated other comprehensive loss	(488)	(445)
Accumulated deficit	(99,005)	(99,189)

Total shareholders’ equity	25,789	25,082

Total liabilities and shareholders’ equity	$42,106	$42,096

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue:
Software	$18,749	$12,012
Service	7,259	4,933

Total revenue	26,008	16,945

Cost of revenue:
Software	15,269	9,645
Service	5,489	6,118

Total cost of revenue	20,758	15,763

Gross profit	5,250	1,182
Operating expenses:
Selling, general and administrative	3,931	3,136
Research and development	914	907

Total operating expenses	4,845	4,043

Income (loss) from operations	405	(2,861)
Other income (expense)	8	(488)

Income (loss) before income taxes	413	(3,349)
Income tax expense	(229)	(91)

Net income (loss)	$184	$(3,440)

Basic income (loss) per share	$0.02	$(0.34)

Diluted income (loss) per share	$0.02	$(0.34)

Shares used in calculation of income per share:
Basic	10,430	10,127

Diluted	11,704	10,127

BSQUARE CORPORATION

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL

(In thousands, except per share amounts) (Unaudited)

	Three months ended March 31,
	2011	2010
EBITDAS:
Net income (loss) as reported	$184	$(3,440)
Income tax expense	229	91
Interest and other income (expense)	(8)	488
Depreciation and amortization	214	237
Stock-based compensation expense	500	160

EBITDAS (1)	$1,119	$(2,464)

EBITDAS per diluted share	$0.10	$(0.24)

Diluted Shares	11,704	10,127

(1)	EBITDAS is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. EBITDAS is defined as net income (loss) before income taxes, interest income, depreciation and amortization, and stock-based compensation. EBITDAS should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as EBITDAS is not defined by GAAP. However, the Company regards EBITDAS as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow.